Exhibit 10.4

NOBEL LEARNING COMMUNITIES, INC.

STOCK AWARD CERTIFICATE

This certifies that a Stock Award has been granted pursuant to the Nobel Learning Communities, Inc. Omnibus Incentive Equity Compensation Plan, as follows:

Name and Address of Recipient:

Date of Grant:

Number of shares subject to Award:

Vesting Date(s):	[DATE] with respect to [NUMBER] Shares
[DATE] with respect to [NUMBER] Shares
[DATE] with respect to [NUMBER] Shares
The Vesting Date will not be later than the date of a Change of Control.

Shares have been issued to the Recipient pursuant to the Stock Award. The Shares are being held by the Company pursuant to the Plan.

The Award is subject to all the terms and conditions of the Nobel Learning Communities, Inc. Omnibus Incentive Equity Compensation Plan, a copy of which is available upon request. Words used in this certificate with initial capitalized letters are defined in the Plan, unless otherwise defined in this certificate.

Date:	NOBEL LEARNING COMMUNITIES, INC.

By:
Title:

NOBEL LEARNING COMMUNITIES, INC.

STOCK AWARD TERMS

All Stock Awards are subject to the provisions of the Omnibus Incentive Equity Compensation Plan and any rules established by the Compensation Committee of the Board of Directors of Nobel Learning Communities, Inc. A copy of the Plan is available upon request. Words used herein with initial capitalized letters are defined in the attached Stock Award Certificate or the Plan.

The terms provided here are applicable to the Stock Award specified in the attached Stock Award Certificate. Different terms may apply to any prior or future Stock Award grants.

I.	VESTING PERIOD

You have been issued Shares of Nobel Learning Communities, Inc., pursuant to the attached Stock Award Certificate. These Shares are held by the Company and will be released to you as they become vested. Your Stock Award vests in one-third installments on each Vesting Date. The Vesting Dates are the first, second and third anniversaries of the Date of Grant. Thus, you will receive one-third of the Shares subject to the Stock Award on the first Vesting Date, another one-third of the Shares on the second Vesting Date, and the remaining one-third of the Shares on the third Vesting Date. You will become vested in and will receive all of the Shares upon a Change of Control.

II.	TERMINATION OF EMPLOYMENT

A. Unvested Shares. If your employment is terminated for any reason, unvested Shares will be forfeited on the termination date.

B. Vested Shares. Once your Shares are vested, you may retain them even if your employment is terminated for any reason.

III.	TRANSFERABILITY

Generally, your Stock Award and the Shares issued thereunder may not be assigned or otherwise transferred to anyone else. However, your Stock Award and the Shares issued thereunder are transferable upon your death by will or the laws of descent and distribution and are transferable during your lifetime to Family Members under certain conditions with the Compensation Committee’s approval.

IV.	PAYMENT

You do not have to pay for either the Stock Award or the Shares issued thereunder.

NOBEL LEARNING COMMUNITIES, INC.

Understanding How A Stock Award Works

Congratulations on receiving a Nobel Learning Communities, Inc. Stock Award. This Stock Award is designed so that you may share in the Company’s success.

A Stock Award represents the issuance to you of Shares of Nobel Learning Communities, Inc. (“NLCI”) Common Stock. You own the Shares and have the right to vote them and receive dividends, if any, with respect to them. The Share certificates are held by the Company and will be released to you as the Shares become vested.

You are subject to Federal income tax on the Shares when they become vested. The amount that you recognize as ordinary income is equal to the Fair Market Value of the Shares when they become vested. When you sell the Shares, you will recognize a capital gain (or loss) equal to the difference between the amount you receive on the sale and the Fair Market Value of the Shares when they become vested.

Alternatively, you may elect to be taxed on the Shares now (based on current Fair Market Value) by filing a “section 83(b) election” with the IRS and the Company. If you make a section 83(b) election you will recognize ordinary income now equal to the current Fair Market Value of the Shares. When you sell the Shares, you will recognize a capital gain (or loss) equal to the difference between the amount you receive on the sale and the current Fair Market Value. However, if you terminate employment before the Shares vest, you will forfeit the Shares and you cannot get a refund of the taxes previously paid.

The Federal income tax results may be summarized as follows:

Date	Event	Federal Income Tax Impact With Section 83(b) Election	Federal Income Tax Impact Without Section 83(b) Election
1/1/2005	Grant of Stock Award Covering 150 Shares FMV of one Share = $10.00	Ordinary Income $1,500	None
1/1/2006	50 Shares Vest FMV of one Share = $15.00	None	Ordinary Income $750
1/1/2007	50 Shares Vest FMV of one Share = $20.00	None	Ordinary Income $1,000
1/1/2008	50 Shares Vest FMV of one Share = $25.00	None	Ordinary Income $1,250
1/1/2010	Sale of 150 Shares at $40.00 per Share	Capital Gain $4,500	Capital Gain $3,000

THIS IS A SIMPLIFIED EXPLANATION OF THE FEDERAL INCOME TAX IMPACT OF YOUR STOCK AWARD. THE TAX RULES APPLICABLE TO THE STOCK AWARD IS COMPLEX. ADDITIONAL INFORMATION IS PROVIDED IN THE PLAN’S PROSPECTUS. YOU SHOULD CONSULT WITH YOUR FINANCIAL ADVISOR FOR MORE INFORMATION.